MUTUAL FUND SERVICES AGREEMENT

     THIS AGREEMENT is made as of this 26th day of October, 2004, by and between AGILEX FUNDS (the "Trust"), an unincorporated business trust having its principal place of business at 1200 South Pine Island Road, Suite 300, Plantation, FL 33324, and CITCO MUTUAL FUND SERVICES, INC. ("CMFS"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 83 General Warren Boulevard, Suite 200, Malvern, Pennsylvania 19355.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust is authorized by its Declaration of Trust and by-laws to issue separate Portfolios of shares representing interests in separate investment portfolios (the "Portfolios") and to further divide such Portfolios into separate share classes;

     WHEREAS, the Trust has authorized the issuance of shares of beneficial interest in the Portfolios, and share classes thereof, listed on Schedule A to this Agreement, attached hereto and made part of this Agreement, as such Schedule A may be amended in writing from time to time by CMFS and the Trust (each series individually referred to herein as a "Portfolio" and collectively as the "Portfolios");

     WHEREAS, the Trust desires that CMFS perform certain transfer agency, accounting, and administrative services for each Portfolio of the Trust listed on Schedule A, and such Portfolios as may be added to Schedule A from time to time in accordance with the foregoing recital;

     WHEREAS, the Trust has taken all necessary action to appoint CMFS and all necessary approvals have been obtained; and

     WHEREAS, CMFS is willing to perform such services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.  RETENTION OF CMFS.

     The Trust hereby retains CMFS to provide transfer agency, fund accounting and fund administration services to each Portfolio of the Trust as set forth in Schedules B, C and D to this Agreement, attached hereto and made part of this Agreement, as such schedules may be amended in writing from time to time by CMFS and the Trust. CMFS hereby accepts such appointment to perform such services in accordance with the terms of this Agreement and subject to the supervision of the Trust sponsor (i.e., investment adviser) and Board of Trustees of the Trust. CMFS shall not be responsible for services that are not explicitly set forth in this Agreement. Nonetheless, CMFS agrees to negotiate in good faith with the Trust regarding the provision of any services not set forth herein but desired by the Trust.

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2.  SUBCONTRACTING.

     CMFS may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that CMFS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that CMFS shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.  COMPENSATION.

     The Trust shall pay for the services to be provided by CMFS under this Agreement in accordance with, and in the manner set forth in, Schedule E attached hereto, as such Schedule E may be amended from time to time in writing by the parties. The Trust shall have no right of set-off.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, CMFS' compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of CMFS' fees for the preceding month shall be made within ten (10) days of the end of such month. CMFS shall have the right to assess a late fee up to one-half of one
(1) percent of the fee due in the event the Trust fails to pay any fee due hereunder in accordance with the terms hereof. The Trust shall pay the foregoing fees despite the existence of any dispute between the parties. In the event a court of competent jurisdiction determines that CMFS is not entitled to such fee, CMFS shall promptly reimburse the Trust the amount of such fee.

4.  REIMBURSEMENT OF EXPENSES.

     In addition to paying CMFS the fees described in Schedule C attached hereto, the Trust agrees to reimburse CMFS for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

     a) All freight, delivery and bonding charges incurred by CMFS in delivering materials to and from the Trust;

     b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by CMFS or an affiliate of CMFS in communications with the Trust, an adviser or sub-adviser to the Trust, the Trust's custodian, counsel, auditors, dealers or others as required for CMFS to perform the services to be provided hereunder;

     c) The Trust's proportionate costs of obtaining security market quotes. CMFS will create a single master security file from the portfolio holdings of each series of the Trust, and the cost of pricing a security or securities held by multiple series will charged once and allocated to each series holding that security or securities. The cost of obtaining securities prices for securities held by a single series will be borne by that series;

     d) All expenses incurred in connection with any custom programming or systems modifications required to provide any reports or services requested by the Trust;

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     e)   Any  and  all  costs   associated   with  the  delivery  of  documents
          (including, but not limited to, the printing and postage charges associated with the printing and mailing of statements and confirms and any fees charged by Automatic Data Processing, Inc. with respect to such mailings) to shareholders of the Trust;

     f) Any expenses CMFS shall incur at the written direction of an officer of the Trust's investment adviser or officer of the Trust;

     g) Any additional expenses reasonably incurred by CMFS in the performance of its duties and obligations under this Agreement and approved in advance by the Trust;

     h) Any expense incurred by CMFS to reprint account applications or other documents identifying CMFS (along with its address and telephone number) as the Trust's transfer agent;

     i) Any expenses relating to routine and non-routine mailings including but not limited to postage, preparation, photocopying, supplies, and record storage;

     j) Any fees and expenses associated with Blue Sky filings, SEC registration fees, Edgar Filings (if applicable), escheatment, applicable Imaging fees, VRU services, Citrix Links, internet architecture and access fees, Web Access for Trust shareholders, DST FanMail or other similar reporting services, bank service charges, associated fees of NSCC trading, other industry standard transfer agency expenses which shall be pre-approved;

     k)   Fidelity bond insurance premiums;

     l) typesetting and printing of the Portfolios' public documents, and fees and expenses of each Portfolios' other vendors and providers; and

     m) Any expenses associated with the implementation and enforcement of customer identification procedures as required by regulations or rules adopted pursuant to the USA PATRIOT Act, and any new law, rule or regulation issued relating to Anti-Money Laundering policies which require the commitment of CMFS resources which rules are adopted subsequent to the Effective Date and which expenses are directly related to Trust operations.

5.  EFFECTIVE DATE.

     This Agreement shall become effective with respect to the Trust's Portfolios as of the date first written above or, if the Trust is converting from a prior service provider, upon completion of the conversion of the records and services from the Trust's former service provider to CMFS (the "Effective Date"). The Trust will provide CMFS with reasonable notice, as mutually agreed upon in writing, of such conversion to allow for an orderly conversion from the former service provider to CMFS.

     If a particular Portfolio is not in existence on the date of this Agreement or upon completion of the conversion from the former service provider, the Effective Date of this Agreement (including the fee schedule hereto) with respect to such Portfolio shall be the date CMFS is provided with written notice

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of the  Portfolio's  commencement  of operations in accordance with the terms of this Agreement. To assure that CMFS can provide the services hereunder as of the Portfolio's commencement of operations, the Trust shall give CMFS at least 45 days advance written notice of the inception of such new Portfolio. CMFS also needs 45 days advance written notice of changes to share class structure (e.g., additions or changes of sales loads).

     CMFS shall have a right of first refusal to provide transfer agency, accounting and administration services to any new Portfolio established by the Trust. CMFS also shall have the right to decline to provide such services to any new Portfolio established by the Trust.

6.  TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by any party hereto as provided hereunder, for a period of FIVE (5) years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for additional periods of one year.

     This Agreement may be terminated without penalty: (i) by the Trust or CMFS upon ninety (90) days' written notice; or (ii) by the Trust or CMFS for any uncured "cause" (as defined below) upon the provision of sixty (60) days' advance written notice by the party alleging cause.

     For purposes of this Agreement, "cause" shall mean:

     (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party;
     (ii) an act or omission of a party to this Agreement involving gross negligence, willful malfeasance or intentional wrongdoing;
     (iii)a series of negligent acts, omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious, unremedied and ongoing failure to perform satisfactorily CMFS' obligations hereunder;
     (iv) a final, non-appealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or
     (v) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

     In the event the Trust notifies CMFS of any foregoing cause in accordance with the notice requirements of this provision, CMFS shall be given 45 days to remedy such cause for termination. Upon remedying such cause, the notice of termination provided by the Trust shall no longer have the effect of terminating the Agreement. Finding "cause" shall not be determinative of any liability under this Agreement, which is governed by Paragraph 7 hereof.

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     Notwithstanding  the  foregoing,  in the event this Agreement is terminated and for any reason CMFS, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the then pertinent provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due CMFS and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. CMFS shall be entitled to collect from the Trust, in addition to the compensation described in Schedule E, the amount of all of CMFS' expenses in connection with CMFS' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents. In the event this Agreement is terminated, CMFS will continue to provide services to the Trust during the transition period to a successor service provider and will cooperate with the successor service provider to assist in as orderly, efficient and cost effective conversion as is reasonably possible.

7.  STANDARD OF CARE AND LIABILITY.

     The duties of CMFS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against CMFS hereunder. CMFS shall be liable for any damages arising directly out of CMFS' failure to perform its duties under this Agreement to the extent such damages arise directly out of CMFS' willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this paragraph 7, the term "CMFS" shall include directors, officers, employees and other agents of CMFS as well as CMFS itself).

     Without limiting the generality of the foregoing or any other provision of this Agreement, CMFS shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that CMFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust. CMFS shall not be liable for any pricing error caused by the failure of the Trust's investment adviser or subadviser to provide a trade ticket or for incorrect information included in any trade ticket provided.

     CMFS may at any time seek instructions from the Trust and may consult with counsel for the Trust or its own counsel, and with accountants and other experts with respect to any matter arising in connection with CMFS' duties hereunder, and CMFS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion. To the extent CMFS consults with Trust counsel pursuant to this provision, such expense shall be an expense of the Trust.

     In the event the Trust is converting from a prior service provider, CMFS shall be entitled to rely upon the Trust's books and records provided to CMFS by the prior service provider and shall have no duty to investigate whether such books and records are complete or accurate. CMFS shall not be subject to liability hereunder, to the extent CMFS cannot perform any of its services hereunder as a result of a failure of the Trust's former service provider.

8.  INDEMNIFICATION.

     The Trust agrees to indemnify and hold harmless CMFS from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable

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counsel fees and disbursements,  payments,  expenses and liabilities  (including reasonable investigation expenses) (collectively, "Losses") to which CMFS may become liable arising directly or indirectly out of (i) any action or omission to act which CMFS takes at any request or on the direction of or in reliance on the reasonable advice of the Trust, the Trust's counsel or the Trust's investment adviser, (ii) upon any instruction, notice or other instrument that CMFS reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust, its investment adviser or other duly authorized agent, (iii) any action or omission of CMFS that CMFS on its own initiative, in good faith and in accordance with the standard of care set forth in Paragraph 7 above, takes or does not take in connection with the performance of its duties or obligations hereunder, (iv) any inaccuracy or omission in any prospectus, registration statement, annual or other periodic report or proxy statement of the Trust or any advertising, marketing, shareholder communication, or promotional material generated by the Trust or its investment adviser, or (v) any breach by the Trust of any representation, warranty or agreement contained in this Agreement. CMFS shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of CMFS' own willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this paragraph 8, the term "CMFS" shall include directors, officers, employees and other agents of CMFS as well as CMFS itself).

     CMFS  agrees to  indemnify  and hold  harmless  the  Trust,  its  Trustees, officers, employees and agents, from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") to which the Trust, its Trustees, officers, employees and agents, may become liable arising directly or indirectly out of CMFS' own willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties as set forth in this Agreement.

     If a claim is made against any party to this Agreement as to which that party may seek indemnity under this paragraph 8 from the other party, the party seeking indemnification shall notify the other party within ten (10) days after receipt of any written assertion of such claim threatening to institute an action or proceeding or service of summons or other legal process. Failure to notify a party of a claim for indemnification will relieve the party from whom indemnification is sought from any liability which it may have on account of the indemnity provisions set forth under this paragraph 8 unless the party seeking indemnification can demonstrate to the reasonable satisfaction of the other party that such party has not been prejudiced in any material respect by such failure to so notify.

     The parties to this Agreement will cooperate in the control of the defense of any action, suit or proceeding in which a party is involved and for which indemnity is being provided by the other party. Any party from whom indemnification is sought may negotiate the settlement of any action, suit or proceeding subject to the other party's approval, which approval will not be unreasonably withheld. The party seeking indemnification reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by a party to whom indemnification is being provided in connection with, or as a result of such participation, will be borne solely by the indemnifying party unless:

     |X| the party seeking indemnification has received an opinion of counsel from counsel to either party stating that the use of common counsel would present an impermissible conflict of interest;

     |X| the defendants in, or targets of, any such action or proceeding include both CMFS and the Trust, and legal counsel to either party has reasonably concluded that there are legal defenses available to a

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          party which are different from or additional to those available to the other party or which may be adverse to or inconsistent with defenses available to a party; or

     |X| the party from whom indemnification is sought authorizes the other party to employ separate counsel at the expense of the indemnifying party.

     |X| The terms of this paragraph 8 will survive the termination of this Agreement.

9.  RECORD RETENTION AND CONFIDENTIALITY.

     CMFS shall keep and maintain on behalf of the Trust all books and records which the Trust and CMFS is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. CMFS further agrees that all such books and records maintained by CMFS in connection with the services hereunder shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

10.  FORCE MAJEURE.

     CMFS assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

11.  RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

     Except for computer software, programs and procedures, whether or not customized for the Trust or one of its Portfolios, developed to perform services required to be provided by CMFS under this Agreement, all books and records maintained by CMFS in connection with its services under this Agreement are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. CMFS may at its option at any time, and shall promptly upon the Trust's demand, deliver to the Trust, at the Trust's expense, and cease to retain CMFS books and records created and maintained by CMFS pursuant to this Agreement which are no longer needed by CMFS in the performance of its services or for its legal protection. CMFS shall be entitled to maintain a copy of the Trust's books and records to the extent necessary for CMFS to fulfill its regulatory obligations. If such books and records are not delivered in accordance with this paragraph, CMFS will maintain such books and records in accordance with applicable record keeping requirements from the date such books and records were created. At the end of such retention period, such books and records will be delivered to the Trust at the Trust's expense unless the Trust instructs CMFS in writing to destroy such books and records. Any such destruction will be at the Trust's expense. If destruction of books and records is instructed by the Trust, CMFS shall provide reasonable proof of such destruction to the Trust. Any such destruction authorization shall be evidenced by a certified resolution of the Trust's Board of Trustees. The Trust shall indemnify and hold harmless CMFS in accordance with Paragraph 8 of this Agreement for any loss, claim or expense (including, but not limited to,

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reasonable  attorneys'  fees)  in  connection  with  CMFS'  compliance  with  an instruction to destroy any books and records pursuant to this paragraph.

12.  REPRESENTATIONS OF THE TRUST.

     The Trust certifies to CMFS that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized the issuance of an indefinite number of shares and has elected to register an indefinite number of shares in accordance with Rule 24f-2 under the 1940 Act; (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; (3) if necessary, any shareholder approval of this Agreement has been obtained; and (4) that it will promptly disclose any material regulatory, civil or criminal investigation or proceeding during the term of this Agreement, including any such investigation or proceeding in existence as of the Effective Date.

13.  REPRESENTATIONS OF CMFS.

     CMFS represents and warrants that: (1) it has adopted and implemented procedures intended to safeguard from loss or damage the books and records CMFS maintains on behalf of the Trust pursuant to the terms of this Agreement; (2) this Agreement has been duly authorized by CMFS and, when executed and delivered by CMFS, will constitute a legal, valid and binding obligation of CMFS, enforceable against CMFS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement; and (4) that it will promptly disclose any material regulatory, civil or criminal investigation or proceeding during the term of this Agreement, including any such investigation or proceeding in existence as of the Effective Date.

14.  INSURANCE.

     Upon request, CMFS shall furnish the Trust with pertinent information concerning the error and omission insurance coverage that it maintains. Such information shall include the identity of its insurance carrier(s), coverage levels and deductible amounts. CMFS shall notify the Trust within ten (10) days should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. Any failure on the part of CMFS to notify the Trust of changes to CMFS' insurance coverage as set forth in this paragraph 14 shall constitute a material breach of this Agreement, and the Trust shall be entitled to terminate this Agreement immediately in the event of such a breach.

15.  INFORMATION TO BE FURNISHED BY THE TRUST.

     The Trust has furnished to CMFS, or will furnish prior to the Effective Date, the following:

     (a)  Copies of the following documents:

          1. Copies of the Trust's current Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

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          2.   The Trust's current Bylaws and any amendments thereto; and
          3. Copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct CMFS there under.

     (b) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct CMFS in all matters.

     (c)  Copies  of  the  current   Prospectus   and  Statement  of  Additional
          Information for each Portfolio.

     (d)  A list of all issuers the Portfolio's are restricted from purchasing.

     (e)  A list of all affiliated  persons (as such term is defined in the 1940
          Act) of the Trust that are broker-dealers.

     (f)  The identify of the Trust's auditors along with contact information.

     (g)  The expense budget for each Portfolio for the current fiscal year.

     (h) A list of contact persons (primary, backup and secondary backup) of the Trust's investment adviser and, if applicable, subadviser who can be reached until 6:30 p.m. ET with respect to valuation matters.

The Trust shall promptly provide CMFS with written notice of any updates of or changes to any of the foregoing documents or information, including an updated written copy of such document or information. Until CMFS receives such updated information or document, CMFS shall have no obligation to implement or rely upon such updated information or document.

16.  AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and CMFS may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of any rule, regulation or requirement of any regulatory body of the Trust's then current prospectuses.

17.  COMPLIANCE WITH LAW.

     Except for the obligations of CMFS specifically set forth herein, the Trust assumes full responsibility for the preparation, substance and distribution of each prospectus of the Trust as well as compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective and currently is effective in accordance with the Securities Act and the 1940 Act.

18. NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to CMFS, at 83 General Warren Boulevard, Suite 200, Malvern, Pennsylvania 19355, Attn: President and CEO John Lukan with a copy to the attention of General Counsel Maria McGarry and if to the Trust, at 1200 South Pine Island Road, Suite 300, Plantation, FL., 33324 Attn: Chief Operating Officer Robert M. Gunville; or at such other address as such party may from time to time specify in writing to the other party pursuant to this paragraph.

19.  ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by any party hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

20.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the provisions of the 1940 Act shall control.

21.  MULTIPLE ORIGINALS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


CITCO MUTUAL FUND SERVICES, INC.                AGILEX FUNDS


By: /s/ John A. Lukan                           By: /s/ Robert M. Gunville
    ----------------------------                    ----------------------------
John A. Lukan                                   Robert M. Gunville
President                                       President

                                   SCHEDULE A

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                                     BETWEEN
                                  AGILEX FUNDS
                                       AND
                        CITCO MUTUAL FUND SERVICES, INC.
--------------------------------------------------------------------------------
                             Dated October 26, 2004

--------------------------------------------------------------------------------
                                      No - Load                  Load Class
                                      Class
PORTFOLIOS

--------------------------------------------------------------------------------
All current Agilex Series                                        X
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SERIES I (BLUE AND GREEN SHARES)
--------------------------------
(CLOSED TO NEW INVESTMENTS JUNE 30, 2003)

AGILEX Principal Protected 500 Series I
AGILEX Principal Protected 100 Series I
AGILEX Principal Protected 2000 Series I
AGILEX Principal Protected 400 Series I
AGILEX Principal Protected LS Series I*

SERIES II
---------
(CLOSED TO NEW INVESTMENTS DECEMBER 29, 2003)

AGILEX 500 Protected Growth Fund II
AGILEX 100 Protected Growth Fund II
AGILEX 400 Protected Growth Fund II
AGILEX 2000 Protected Growth Fund II
AGILEX Total Index Protected Growth Fund II
AGILEX LS Protected Growth Fund II*

SERIES III
----------
(CLOSED TO NEW INVESTMENTS MAY 31, 2004)

AGILEX Total Index Growth Fund III


*This  Fund  is  only   offered   to
certain High Net Worth Investors
--------------------------------------------------------------------------------

                                   SCHEDULE B

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                              BETWEEN AGILEX FUNDS
                                       AND
                        CITCO MUTUAL FUND SERVICES, INC.
                             DATED OCTOBER 26, 2004

ACCOUNTING SERVICES TO BE PROVIDED BY CITCO MUTUAL FUND SERVICES, INC. FOR THE PORTFOLIOS OF THE TRUST AS SET FORTH ON SCHEDULE A

(a) Maintenance of Accounting Books And Records.

     With respect to the services provided by CMFS under this Agreement, CMFS shall maintain and keep current the accounts, books, records and other documents relating to the Trust's financial and portfolio transactions as may be required by the rules and regulations of the Securities and Exchange Commission (the "SEC") adopted under Section 31(a) of the 1940 Act. CMFS shall cause the subject records of the Trust to be maintained and preserved pursuant to the requirements of the 1940 Act.

(b) Daily Accounting Services.

     CMFS  shall  perform  the  following  accounting  services  daily  for each
     Portfolio:

          (i) Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below;
          (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Portfolio's investment adviser or its designee as approved by the Trust's Board of Trustees (hereafter referred to as "Trustees");
         (iii) Verify and  reconcile  with the  Portfolios'  custodian all daily trade activity;
          (iv) Compute, as appropriate, each Portfolio's net income and capital gains, dividend payables, dividend factors, yields, and weighted average portfolio maturity;
          (v) Review daily the net asset value calculation and dividend factor (if any) for each Portfolio for release to shareholders for reasonableness and deviations, and distribute net asset values and yields to NASDAQ or such other exchange or reporting entity as is approved by the Trustees;
          (vi) Determine unrealized appreciation and depreciation on securities held by the Portfolios;
         (vii) Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;
        (viii) Update accounting system to reflect rate changes, as received from a Portfolio's investment adviser or designee, on variable interest rate instruments;
          (ix) Post Portfolio transactions to appropriate categories;
          (x) Accrue expenses of each Portfolio according to instructions received from the Trust's treasurer or other authorized representative (including officers of the Trust's investment adviser);

          (xi) Determine the outstanding receivables and payables for all (1) security trades, (2) portfolio share transactions and (3) income and expense accounts in accordance with the budgets provided by the Trust or its investment adviser;
         (xii) Provide accounting reports in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies.

(c)  Additional Reports and Services.

          (i) Upon reasonable notice and as mutually agreed upon, CMFS may provide additional reports upon the request of the Trust or its investment adviser, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such report.

          (ii) Upon reasonable notice and as mutually agreed upon, CMFS may provide such other similar services with respect to a Portfolio, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to the provision of such service.

(d) Additional Periodic Accounting Services.

     CMFS shall also perform the following additional accounting services for each Portfolio in accordance with such deadlines as the parties mutually agree upon:

          (i) Provide periodic(as may reasonably requested by the Trust or a Portfolio's investment adviser) a set of financial statements for each Portfolio as described below, upon request of the Trust: (1) Statement of Assets and Liabilities (2) Statement of Operations
               (3) Statement of Changes in Net Assets (4) Security Purchases and Sales Journals (5) Portfolio Holdings Reports (6) Weekly Amortized Cost vs. Market Value Analysis Reports

          (ii) Provide accounting information for the following:

               (A) federal and state income tax returns and federal excise tax returns, which will be prepared by the Trust's auditor or tax counsel;
               (B)  the  Trust's  semi-annual  reports  on Form  N-SAR;
               (C) the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
               (D) registration statements on Form N-1A and other filings relating to the registration of shares;
               (E) CMFS' monitoring of the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
               (F)  annual audit by the Trust's  auditors;  and
               (G)  examinations performed by the SEC.

                                   SCHEDULE C

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                              BETWEEN AGILEX FUNDS
                                       AND
                        CITCO MUTUAL FUND SERVICES, INC.
                             DATED OCTOBER 26, 2004

ADMINISTRATIVE SERVICES TO BE PROVIDED BY CITCO MUTUAL FUND SERVICES, INC. FOR THE PORTFOLIOS OF THE TRUST AS SET FORTH ON SCHEDULE A

         CMFS shall provide the Trust with necessary office space, equipment, personnel and facilities for handling the affairs of the Trust as they relate to the services provided under this Agreement (including the schedules to the Agreement). Further, CMFS shall:

     (a) calculate expenses and administer all disbursements with respect to each Portfolio, and as appropriate compute the Portfolios respective yields, total return, expense ratios and portfolio turnover rate;

     (b) prepare such reports, notices and other documents (including reports regarding the sale and redemption of shares of the Trust) as may be necessary or desirable to make notice filings relating to the Trust's shares with federal and state securities authorities to enable the Trust to make a continuous offering of its shares; provided that CMFS shall not be required to provide an opinion regarding the valid issuance of the shares if such an opinion of counsel is required;

     (c) Help prepare and coordinate the mailing of prospectuses, proxy statements, and other reports to Trust shareholders as the Trust may request upon reasonable notice;

     (d) provide a location at which to hold shareholders meetings and supervise the tabulation of shareholder votes for such meetings;

     (e) coordinate obtaining and maintaining the Trust's fidelity bond in accordance with the requirements of the 1940 Act;

     (f) in conjunction with the Trust's tax counsel and auditors, monitor and advise the Trust and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986;

     (g) on a post-trade basis, monitor the Trust and its Portfolios for compliance with applicable investment limitations as imposed by the 1940 Act and the rules and regulations there under or set forth in the Trust's or any Portfolio's then current Prospectus or Statement of Additional Information;

          a. in this regard, the Trust shall promptly provide CMFS with updated copies of such documents (including restricted issuer or country lists) as they may be amended from time to time;

          b. as CMFS' compliance monitoring is on a post-trade basis, the portfolio managers and their employers must monitor compliance with prospectus and 1940 Act investment limitations on a pre-trade basis;
          c. in order for CMFS to adequately fulfill its undertaking pursuant to this provision of the Agreement, the portfolio manager(s) will need to:

               i. provide CMFS with information (e.g., checklists) on a periodic basis;
               ii.  identify any cross trades involving a Portfolio;
               iii. identify  any illiquid  securities  purchased on behalf of a
                    Portfolio; and
               iv. advise the Portfolio's investment adviser of circumstances where the price of one of the Portfolio's securities may not be readily available whether because of the occurrence of a significant event or for any other reason (e.g., including but not limited to, trading halts, corporate actions, illiquidity), therefore requiring the security to be fair valued by the investment adviser subject to ratification by the Trust's Board of Trustees.
          d. CMFS' undertaking in this provision shall not include the following types of monitoring: (i) calculating the amount necessary to cover senior securities as defined under the 1940 Act and the SEC Staff's interpretation thereof; (ii) selecting liquid assets to cover senior securities; (iii) compliance with the Trust's proxy voting policy or filing of Form N-PX; (iv) filing of Form 13F or Schedule 13G; (v) ensuring that the cash management instructions provided by the portfolio manager(s) is consistent with applicable regulatory requirements; (vi) compliance with any applicable repurchase agreement procedures;
               (vii)  compliance  with Rules 17e-1 and 10f-3 of the 1940 Act; or
               (viii) compliance with any applicable market timing restriction.

     (h) assist in the preparation of, and coordinate the compilation and complete the mailing of materials for quarterly and special meetings of the Trustees. To accomplish this, the Trust shall provide CMFS with notice of regular meetings at least six (6) weeks before such meeting and as soon as practicable before any special meeting of the Trustees and otherwise provide access to any persons (including Trust counsel or auditors) required to assist the Administrator and the Trust;

     (i) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Trust's independent public accountants in connection with the preparation of any audit or report requested by the Trust, including the provision of a conference room at CMFS' location if necessary (in this regard, the Trust's independent auditors shall provide CMFS with reasonable notice of any such audit so that CMFS will be able to promptly respond to such information requests without undue disruption of its business); and

     (j) prepare and file with the SEC periodic financial reports on form N-SAR, N-CSR, NQ, Annual Update(N1A) and filings required pursuant to Rule 24f-2 under the 1940 Act.

Additional Administrative Services. Upon reasonable notice and as mutually agreed upon, CMFS may provide additional administrative services upon the request of the Trust or its investment adviser, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such report.

                                   SCHEDULE D

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                              BETWEEN AGILEX FUNDS
                                       AND
                        CITCO MUTUAL FUND SERVICES, INC.
                             DATED OCTOBER 26, 2004

TRANSFER AGENCY SERVICES TO BE PROVIDED BY CITCO MUTUAL FUND SERVICES, INC. FOR THE PORTFOLIOS OF THE TRUST AS SET FORTH ON SCHEDULE A

     (a)  SHAREHOLDER TRANSACTIONS
          ------------------------

          (i) Process shareholder purchase and redemption orders in accordance with conditions set forth in the Trust's prospectus.

          (ii) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions (if the Trust is converting from a former service provider, CMFS shall be entitled to rely upon the account registration and features reflected on the records its receives from the former service provider without an obligation to investigate the accuracy thereof).

         (iii) Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (iv) Issue  periodic   statements  for  shareholders  as  required  by
               applicable law.

          (v)  Process transfers and exchanges.

          (vi) Act as dividend paying agent.

          vii) Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

        (viii) Perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

     (b)  SHAREHOLDER INFORMATION SERVICES
          --------------------------------

          (i) Produce detailed history of transactions through duplicate or special order statements upon request.

          (ii) Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders to the Trust's mail house.

         (iii) Respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

     (c)  SHAREHOLDER TAX REPORTING
          -------------------------

          (i) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

          (ii) Issue tax withholding reports to the Internal Revenue Service.

     (d)  DEALER/LOAD PROCESSING (IF APPLICABLE)
          --------------------------------------

          (i) Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

          (ii) Account  for   separation   of   shareholder   investments   from
               transaction sale charges for purchase of Portfolio shares.

         (iii) Calculate fees due under 12b-1 plans for distribution and marketing expenses.

          (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.

     CMFS shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time either at such fee as mutually agreed upon by the parties; provided, however that the Trust or CMFS may retain third parties to perform such other services in accordance with paragraph 2 of this Agreement. Such services may include, without limitation, mailing shareholder reports and mailing notices of shareholders' meetings, proxies and proxy statements, for which the Trust promptly will reimburse CMFS' for its out-of-pocket expenses.

Additional Transfer Agency Services. Upon reasonable notice and as mutually agreed upon, CMFS may provide additional administrative services upon the request of the Trust or its investment adviser, which may result in additional charges, the amount of which shall be agreed upon between the parties prior to the provision of such report.

                                   SCHEDULE E

                                     TO THE
                         MUTUAL FUND SERVICES AGREEMENT
                              BETWEEN AGILEX FUNDS
                                       AND
                        CITCO MUTUAL FUND SERVICES, INC.
                             DATED OCTOBER 26, 2004

                                  FEE SCHEDULE
                           FOR ADMINISTRATION SERVICES

Citco Mutual Fund Services, Inc. (CMFS) will provide all of the services described in Schedules B-D of this Agreement for the following fees: either a $300,000 minimum annual fee or applicable scheduled fees as noted below, which ever is greater, payable in equal monthly installments and allocated on a pro rata basis.

--------------------------------------------------------------------------------
     Average Daily Net Assets                                   Annualized Fees
--------------------------------------------------------------------------------

Assets up to 200 million                                           0.25%

--------------------------------------------------------------------------------
200-300 million                                                    0.20%
--------------------------------------------------------------------------------
300-500 million                                                    0.15%
--------------------------------------------------------------------------------
>600 million                                                       0.10%
--------------------------------------------------------------------------------

Portfolios executing more than 100 portfolio trades per month and that cause the Trust to exceed its aggregate monthly allowable trades will be charged $5 per trade for each trade in excess of 100. In addition to the above fees, each Portfolio will reimburse CMFS for the costs of the daily portfolio price quotation services utilized by the Portfolio(s). CMFS will create a single master security file from the portfolio holdings of each series of the Trust. The cost of obtaining securities prices for securities held by a single series will be borne by that series.

CHANGE OF TERMS:

This schedule is based upon current regulatory requirements and the Trust's current requirements as set forth in its registration statement, organizational documents, policies and procedures. Any material change to any of the foregoing, including but not limited to, a material change in the Trust's assets, or number of accounts, a significant change in the percentage of transactions in the Trust's shares via NSCC, the investment objective of a Portfolio or to the minimum investment amount will constitute a material change to this Agreement. If such a change occurs, the parties agree to negotiate in good faith to modify the foregoing fee schedule in accordance with the additional requirements resulting from such material change(s).